Exhibit 99.1

Richard Lewis Communications, Inc.
corporate communications • investor relations
35 West 35th Street, Suite 502, New York, NY 10001-2205
Telephone: 212.827.0020 Fax: 212.827.0028
www.rlcinc.com

FOR IMMEDIATE RELEASE

NYMAGIC, INC. DECLARES DIVIDEND

New York, May 21, 2009 – The Board of Directors of NYMAGIC, INC. (NYSE: NYM) announced today that it has declared a dividend to shareholders of $.04 per share, payable on July 7, 2009 to shareholders of record on June 30, 2009.

NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in underwriting ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York and Chicago.

Any forward-looking statements concerning the Company’s operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company’s performance and the Company’s ability to pay dividends in 2009 and beyond, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates, which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, the estimation of loss reserves and loss reserve development, net loss retention, the effect of competition, the ability to collect reinsurance recoverables, the availability and cost of reinsurance, changes in the value of the Company’s investment portfolio, changes in the ratings assigned to the Company by rating agencies and other risks and uncertainties as included in the Company’s filings with the Securities and Exchange Commission. These risks could cause actual results for the 2009 year and beyond to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.

CONTACT:

NYMAGIC, INC.
A. George Kallop, 212-551-0744
   or
Richard Lewis Communications, Inc.
Cecelia Heer or Gregory Tiberend, 212-827-0020